Molecular Diagnostics Veteran Heiner Dreismann, Ph.D., Joins PDI, Inc. Board of Directors

Parsippany, NJ, AUGUST 13, 2014 - PDI, Inc. (Nasdaq: PDII), a leading healthcare commercialization company, today announced that Heiner Dreismann, Ph.D., former president and chief executive officer of Roche Molecular Systems, Inc., has joined its board of directors. Effective immediately, his addition brings the total number of board members to seven.

Dr. Dreismann possesses more than 27 years of global diagnostics experience in various positions at Roche Diagnostics and later Roche Molecular Systems (RMS), a business unit of Roche Diagnostics. In his last role at RMS, Dreismann oversaw the doubling of the molecular in vitro diagnostics business to over $1 billion and had overall responsibilities for business, corporate and R&D functions, as well as the respective staff.

“Dr. Dreismann has been on the cutting edge of the molecular diagnostics industry for his entire career, and his experience will be invaluable as a member of PDI’s board of directors,” said Jerry Belle, Chairman of the Board, PDI, Inc. "Dr. Dreismann’s extensive industry and technical knowledge, business acumen and ability to effect change perfectly aligns with our long term vision and strategy for PDI.”

Dr. Dreismann also serves on the boards of directors of several other public and privately held companies, including GeneNews, Stratos Genomics, Magellan Diagnostics, Singulex, Celula, Inc. and Myriad Genetics, among others.

“I am honored at this election to PDI’s board and look forward to contributing my insight and perspectives as a member,” said Dreismann. “The company is truly evolving as an innovative healthcare company and as a commercially-oriented molecular diagnostics company. I eagerly anticipate playing a role in helping to further its progress.”

Dr. Dreismann received his Ph.D. (summa cum laude) in Microbiology/Molecular Biology and Master’s degree in Biology from Westfaelische Wilhelms University, Muenster, and completed a Post-Doctoral Fellowship at the French Center for Nuclear Research in Saclay. He is a current member of the European Diagnostic Manufacturers Association, the American Society for Microbiology and New York Academy of Sciences.

About PDI, Inc.

PDI is a leading healthcare commercialization company providing superior go-to-market strategy and execution to established and emerging healthcare companies through its three core business units. PDI’s Interpace Diagnostics subsidiary is working to develop and commercialize molecular diagnostic tests leveraging the latest technology and personalized medicine for better patient diagnosis and management. The company’s Contract Sales business unit (CSO) is a leading provider of outsourced pharmaceutical, medical device and diagnostics sales teams. Its Group DCA division is a pioneer in insight-driven digital communication services and integrated multichannel message delivery.

For more information about PDI, Inc. or Interpace Diagnostics, please visit http://www.pdi-inc.com and www.interpacediagnostics.com.

Forward-Looking Statements
This press release contains forward-looking statements regarding future events and financial performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause PDI's actual results to be materially different from those expressed or implied by any forward-looking statement. For example, with respect to statements regarding projections of future revenues, growth and profitability, estimated gross profit and anticipated internal rate of return on investments actual results may differ materially from those set forth in this release based on the loss, early termination or significant reduction of any of our existing service contracts, the failure to meet performance goals in PDI's incentive-based arrangements with customers, the inability to secure additional business or our inability to develop more predictable, higher margin business through in-licensing or other means. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation, PDI's previously filed Annual Report on Form 10-K for the year ended December 31, 2013 and current reports on Forms 10-Q and Forms 8-K. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Media:	Investors:

Caren Begun	Asher Dewhurst
Green Room Communications	Westwicke Partners
(856) 424-2023	(443) 213-0503
Caren@GreenRoomPR.com	Asher.Dewhurst@westwicke.com

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